May 2007	Filed pursuant to Rule 433 dated May 8, 2007 Relating to Preliminary Pricing Supplement No. 249 dated May 8, 2007 to Registration Statement No. 333-131266

Structured Investments
Opportunities in Equities
Protected Fund-Linked Securities due December 20, 2012
Based on the Performance of the 2007-1 Fund Dynamic Reference Index
Related to the Morgan Stanley Equally-Weighted S&P 500 Fund

Protected Fund-Linked Securities offer capital protection, variable coupons and appreciation potential at maturity. The variable coupon payments, if any, are generated by the hypothetical investment in the Class D shares of the Morgan Stanley Equally-Weighted S&P 500 Fund, represented by the Equity Component of the Reference Index.

S U M M A R Y T E R M S
Issuer:		Morgan Stanley
Maturity Date:		December 20, 2012
Issue Price:		$10 (see “Commissions and Issue Price” below)
Pricing Date:		, 2007
Original Issue Date:		, 2007 (5 business days after the Pricing Date)
Reference Index:

The Reference Index will be the 2007-1 Fund Dynamic Reference Index which tracks the performance of hypothetical investments in two assets and a liability (each, an “ Index Component”). The two assets are (i) the Equity Component, which represents a hypothetical investment in the Class D shares of the Morgan Stanley Equally-Weighted S&P 500 Fund (“Fund”), and (ii) the Zero-Coupon Bond Component. The liability is the Leverage Component.

The Reference Index will have an initial value of 97.

Please read “Investment Overview” on pages 2-6 for more information on the Reference Index.

Aggregate Principal Amount:		$
Payment at Maturity:		$10 plus a Supplemental Redemption Amount, if any.
Supplemental Redemption Amount:		The greater of (i) zero and (ii) $10 times the percentage change in the Reference Index as of the Determination Date from the threshold value of 100.
Variable Coupon Payments:

The variable coupon payments, if any, on the Securities will be based upon the allocation, if any, to the Equity Component within the Reference Index and calculated by reference to the distributions made at any time on the hypothetical investment in the Class D shares of the Fund. Past distributions on the Class D shares of the Fund have been made annually in December.

The variable coupon payments are expected to change over time, depending on (i) the Hypothetical Income related to the performance of the Equity Component in any month during which a distribution is made on the hypothetical investment in the Class D shares of the Fund, (ii) the allocation to the Equity Component, if any, and (iii) the Reference Index Closing Value.

Coupon payments will not be paid if the allocation to the Equity Component within the Reference Index has been reduced to zero or, in certain circumstances, if making a coupon payment would reduce the allocation to the Equity Component below a threshold value.

Please read “Investment Overview—Variable Coupon Payments” on pages 5-6 for more information on the variable coupon payments.

Determination Date:		December 17, 2012
CUSIP:		61747S371
Listing:		None
Agent:		Morgan Stanley & Co. Incorporated
Commissions and Issue Price:		Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Company
	Per Security:	$10	$0.30	$9.70
	Total:	$	$	$
(1)	The actual price to public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of Securities purchased by that investor. The lowest price payable by an investor is $9.90 per Security. Please see “Issue Price” on page 8 for further details.
(2)	For additional information, see “Supplemental Information Concerning Plan of Distribution” in the accompanying preliminary pricing supplement and “Plan of Distribution” in the accompanying prospectus supplement.

YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE PRELIMINARY PRICING SUPPLEMENT DESCRIBING THIS OFFERING, AND THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW, BEFORE YOU DECIDE TO INVEST.

Preliminary Pricing Supplement No. 249 dated May 8, 2007
Prospectus Supplement dated January 25, 2006	Prospectus dated January 25, 2006

YOU SHOULD ALSO READ THE PROSPECTUS FOR THE FUND ON FILE AT THE SEC WEBSITE, WHICH CAN BE ACCESSED VIA THE HYPERLINK BELOW. THE CONTENTS OF THE PROSPECTUS FOR THE FUND, AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, ARE NOT INCORPORATED BY REFERENCE HEREIN OR IN ANY WAY MADE A PART HEREOF.

Prospectus for the Morgan Stanley Equally-Weighted S&P 500 Fund

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

Investment Overview
Protected Fund-Linked Securities

Protected Fund-Linked Securities, which we refer to as the Securities, are Morgan Stanley-issued securities that offer capital protection, variable coupons and appreciation potential at maturity. In order to deliver variable coupons and principal protection, the Securities use dynamic allocation, a systematic and rule driven process, to allocate the Reference Index among the Index Components. Dynamic allocation provides flexibility to maximize the allocation of the Reference Index to the Equity Component, the portion of the investment that drives return or yield on the Securities, while providing for the return of principal at maturity via the Zero-Coupon Bond Component.

The Securities are linked to the Reference Index which tracks the performance of hypothetical investments in the following three Index Components.

Equity Component
Each unit of Equity Component represents the value of an initial $100 hypothetical investment in the Class D shares of the Fund. The allocation to the Equity Component will vary over the term of the Securities and will be capped at 150% of the Reference Index. However, the allocation may be as low as zero, in which case, coupon payments on the Securities will cease. Both the timing and amount of variable coupon payments, if any, will be based on the distributions on the hypothetical investment in the Class D shares of the Fund and the allocation of the Reference Index to the Equity Component.

Zero-Coupon Bond Component
Each unit of Zero-Coupon Bond Component represents the value at any time of a hypothetical $100 face value zero-coupon bond investment maturing on the scheduled Determination Date with a yield to maturity equal to the applicable zero-coupon yield based on prevailing USD swap rates. The Zero-Coupon Bond Component serves to assure that the value of the Reference Index will be at or above 100 at maturity.

Leverage Component
The Leverage Component represents the cost of hypothetical borrowed funds which are used to leverage the allocation to the Equity Component above 100% (up to a maximum allocation of 150% of the Reference Index).

Reference Index

May 2007	Page 2

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

Initially, the Reference Index allocation for each Index Component is expected to be:

Index Component	Allocation
Equity Component	105-110%
Zero-Coupon Bond Component	0%
Leverage Component	5-10%

The actual initial allocations will be set on the Pricing Date, based on the Targeted Equity Exposure (as defined below) on the Pricing Date. These allocations will be adjusted over the term of the Securities depending on the performance of the Equity Component and the Zero-Coupon Bond Component.

On any index business day, the value of the Reference Index will equal the sum of (i) the value of the allocation to the Equity Component, plus (ii) the value of the allocation to the Zero-Coupon Bond Component, minus (iii) the value of the Leverage Component, minus (iv) one day’s pro rata portion of the Reference Index Adjustment Factor of 1.75% per annum, if the Reference Index then includes any allocation to the Equity Component. The initial value of the Reference Index will be 97.

The “Reference Index Closing Value” on any index business day will be calculated by Morgan Stanley & Co. Incorporated, as the “Calculation Agent,” based on the values of the Index Components at the regular weekday close of trading on that index business day as described in the paragraph above. The Reference Index Closing Value on any day that is not an index business day will equal the Reference Index Closing Value on the previous day minus the Reference Index Adjustment Factor and the Daily Leverage Charge of federal funds rate plus 0.75% per annum on the Leverage Component, if any, for that day.

Allocation of hypothetical investments between the Equity Component and the Zero-Coupon Bond Component will be determined through a dynamic allocation strategy based upon the performance of the Equity Component and changes in interest rates. The strategy is designed to maximize the Reference Index’s exposure to the Equity Component without jeopardizing the ability of the Reference Index to be at or above 100 at maturity by adjusting the hypothetical investments as described below.

As the value of the Equity Component or interest rates change, the allocation of the Index Components within the Reference Index is expected to change as follows:

■	If the value of the Equity Component increases (assuming no change in other factors), the allocation to the Equity Component within the Reference Index may increase and the allocation to the Zero-Coupon Bond Component may decrease. The allocation to the Equity Component may be increased up to 150% of the Reference Index through the use of borrowed funds from the Leverage Component.

■	If the value of the Equity Component decreases (assuming no change in other factors), the allocation of the Equity Component within the Reference Index may decrease and the allocation to the Zero-Coupon Bond Component may increase.

The reallocation process is designed to maximize the Reference Index’s exposure to the Equity Component to the extent that such Equity Component exposure is consistent with the objective of achieving a value of the Reference Index of at least 100 at the maturity of the Securities. However, if the allocation to the Equity Component falls to zero, it will remain at zero for the remaining term of the Securities and, because the Equity Component generates the variable coupon payments, your opportunity to receive the variable coupon payments will end.

The dynamic allocation process is systematic and rule-driven. The process involves comparing the value of the Reference Index to the “Bond Floor” (which is the value of a hypothetical zero-coupon bond with a face value of $100 maturing on the scheduled Determination Date with a yield to maturity equal to the applicable zero-coupon yield based on prevailing USD swap rates) in order to determine whether more or less hypothetical funds may be invested in the Equity Component in a manner that is consistent with the goal of assuring that the value of the Reference Index will be at or above 100 at maturity:

May 2007	Page 3

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

■	When the Reference Index is sufficiently greater than the Bond Floor, the allocation to the Equity Component will be increased.

■	Conversely, if the Reference Index is too close to the Bond Floor, the allocation to the Equity Component will be decreased.

■	The Bond Floor will rise when interest rates fall, which may lead to a decrease in the allocation to the Equity Component within the Reference Index and an increase in the allocation to the Zero-Coupon Bond Component.

The above is an overview of the Securities and the Reference Index. For a more detailed description, please read the section in the accompanying preliminary pricing supplement called “Description of Securities.” You may access the preliminary pricing supplement via the following hyperlink:

Preliminary Pricing Supplement No. 249 dated May 8, 2007

Please also read all of the examples under “Information about the Reference Index—Hypothetical Historical Data on the Reference Index” on pages 18-26.

Dynamic Allocation

The allocation between the Equity Component and the Zero-Coupon Bond Component will change during the term of the Securities pursuant to a pre-determined dynamic allocation process. The dynamic allocation process is designed to allow varying exposure to the Equity Component, with the objective of maximizing return potential while assuring that the value of the Reference Index will be at or above 100 at maturity. Using borrowed funds available through the Leverage Component, the allocation to the Equity Component within the Reference Index could be increased up to 150% of the value of the Reference Index if the value of the Equity Component increases sufficiently, but the allocation to the Equity Component could be as low as zero if the value of the Equity Component or interest rates decrease sufficiently. If the amount allocated to the Equity Component falls to zero at any time during the term of the Securities, it will remain at zero and no coupon payments will be paid for the remaining term of the Securities.

A reallocation of the hypothetical funds invested in the Index Components that constitute the Reference Index at any time will occur upon a Reallocation Determination Event, an Underlying Security Reallocation Event or a Defeasance Event, as described below.

Reallocation Determination Event
The Calculation Agent will determine that a Reallocation Determination Event has occurred when the difference between the Reference Index Closing Value and the Bond Floor divided by the value of the allocation to the Equity Component (the “Gap Ratio”) is outside the acceptable range of 15% to 25% (the “Target Gap Risk Range”).

■	If the Gap Ratio is below the Target Gap Risk Range, indicating that the exposure to the Equity Component is outside the preferred risk tolerance of the Reference Index, the allocation process requires a reduction of the allocation to the Equity Component down to the Targeted Equity Exposure.

■	If the Gap Ratio is above the Target Gap Risk Range, indicating a suboptimal exposure to the Equity Component, the allocation process requires an increase of the allocation to the Equity Component up to the Targeted Equity Exposure.

The “Targeted Equity Exposure” at any time is the product of (i) 5 times (ii) the Buffer, up to the maximum of 150% of the Reference Index. The “Buffer” represents the percentage by which the Reference Index Closing Value exceeds the Bond Floor on any day.

On each index business day on which no market disruption event or trading restriction occurs, the Calculation Agent will test whether a Reallocation Determination Event has occurred as of the end of the previous index business day on which no market disruption event or trading restriction occurred, and, generally, any required hypothetical reallocation of funds will be effected on the index business day of such determination.

May 2007	Page 4

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

Assuming the Calculation Agent determines that a Reallocation Determination Event has occurred, the following table illustrates the effect on the allocation to the Equity Component based on changes in various factors (assuming no change in other factors):

Change in factor	Effect on allocation to the Equity Component within the Reference Index
Value of Equity Component rises	Allocation to the Equity Component tends to increase as the difference between the Reference Index Closing Value and the Bond Floor increases
Value of Equity Component falls	Allocation to the Equity Component tends to decrease as the difference between the Reference Index Closing Value and the Bond Floor decreases
Interest rates increase	Allocation to the Equity Component tends to increase as Bond Floor decreases
Interest rates decrease	Allocation to the Equity Component tends to decrease as Bond Floor increases

Underlying Security Reallocation Event
If, at any time during any index business day on which no market disruption event or trading restriction occurs, the estimated net asset value of the Class D shares of the Fund, as determined by the Calculation Agent, drops by 10% or more from the published net asset value of the Class D shares of the Fund as of the regular weekday close of trading (“Fund Closing Value”) on the previous index business day on which no market disruption event or trading restriction occurs, a reallocation will be effected by the Calculation Agent.

Defeasance Event
If, in testing whether a Reallocation Determination Event has occurred or following an Underlying Security Reallocation Event, the Calculation Agent determines that the Buffer has fallen to below 1%, all of the hypothetical funds will be allocated to the Zero-Coupon Bond Component for the remaining term of the Securities. If hypothetical funds are completely allocated out of the Equity Component, your opportunity to receive the variable coupon payments on the Securities will end and the Payment at Maturity per Security will be limited to the $10 principal amount and no more than a small Supplemental Redemption Amount, if any.

The above is an overview of the dynamic allocation process. Please read the section in the accompanying preliminary pricing supplement called “Description of Securities—Reference Index—Reallocations of the Index Components” for a more detailed explanation of the allocation process. You may access the preliminary pricing supplement via the following hyperlink:

Preliminary Pricing Supplement No. 249 dated May 8, 2007

Please also read the examples under “How the Protected Fund-Linked Securities Work—Hypothetical Allocations” on pages 11-13.

Variable Coupon Payments

The variable coupon payments, if any, on the Securities will be based upon the allocation to the Equity Component within the Reference Index and calculated by reference to the distributions made at any time on the Class D shares of the Fund. Since the inception of the Class D shares of the Fund in 1997, distributions on the Class D shares of the Fund have been made annually in December.

The variable coupon payments will change over time, depending on (i) the Hypothetical Income related to the performance of the Equity Component in any month during which a distribution is made on the hypothetical investment in the Class D shares of the Fund, (ii) the allocation to the Equity Component in the Reference Index, if any, at such time and (iii) the Reference Index Closing Value. The determination of a variable coupon payment may be represented by the following formula:

May 2007	Page 5

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

For each “Coupon Payment Period,” which is each monthly period from, and including, the 20th calendar day of each month to, but excluding, the 20th calendar day of the next succeeding month, the “Coupon Payment Date” is the third business day following such 20th calendar day of each month during which a distribution is made on the Class D shares of the Fund for which the record date falls within the relevant Coupon Payment Period and for which the coupon payment (calculated as described above) is greater than zero; provided that for the Coupon Payment Period occurring in December 2012, the Coupon Payment Period will end on the Determination Date, which is December 17, 2012, and the Coupon Payment Date, if applicable, will be the Maturity Date.

The “Hypothetical Income” on any index business day will equal the aggregate value of any distributions with respect to the Class D shares of the Fund for which the record dates fall within the relevant Coupon Payment Period.

The “Equity Component Closing Value” equals, on any index business day, the sum of (i) the Fund Closing Value times the fraction of the Class D shares of the Fund currently represented by one unit of the Equity Component plus (ii) the Hypothetical Income, if any.

If the Calculation Agent determines that the value of the Reference Index (excluding the Hypothetical Income) is less than 105% of the Bond Floor at the close of business on any 20th calendar day of each month, no coupon payment will be made and the Hypothetical Income for such period will instead be deemed reinvested in the Equity Component in order to help prevent the allocation to the Equity Component within the Reference Index from being reduced to zero.

If the allocation to the Equity Component has been reduced to zero at any time, the Hypothetical Income will cease to accrue and you will receive no coupon payment for the remaining term of the Securities. The Reference Index Adjustment Factor will be zero if the allocation to the Equity Component is reduced to zero.

The above is an overview of the variable coupon payments. Please read the section in the accompanying preliminary pricing supplement called “Description of Securities—Coupon Payments” and “Description of Securities—Reference Index—Determination of Hypothetical Income from any Equity Component” for a more detailed explanation of how the coupon payments and the Hypothetical Income are determined. You may access the preliminary pricing supplement via the following hyperlink:

Preliminary Pricing Supplement No. 249 dated May 8, 2007

Please also read the examples under “How the Protected Fund-Linked Securities Work—Hypothetical Coupon Payment Calculations” on pages 14-15.

Morgan Stanley Equally-Weighted S&P 500 Fund

The Fund, which is an affiliate of ours, generally invests in each common stock included in the S&P 500® Index in approximately equal proportions. The investment adviser to the Fund is Morgan Stanley Investment Advisors Inc. (the “Investment Adviser”), which is also an affiliate of ours. See “Information about the Reference Index—Morgan Stanley Equally-Weighted S&P 500 Fund” on pages 27-28.

Information on the Class D shares of the Fund as of market close on May 3, 2007 is as follows:

Current Fund Closing Value:	45.71
52 Week High Fund Closing Value:	45.71 (on 5/3/2007)
52 Week Low Fund Closing Value:	38.56 (on 7/21/2006)

May 2007	Page 6

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

Key Investment Rationale

The Securities provide investors with the following opportunities:

■	Potential enhanced returns on a bond portfolio by taking equity-linked risk on the variable coupon payments and any increase in the value of the Reference Index

■	100% principal protection on their investment

■	Coupons on the Securities (variable and may be zero)

Best Case Scenario	■	Investors receive their principal plus a Supplemental Redemption Amount at maturity, in addition to variable coupon payments each year over the term of the Securities

Worst Case Scenario	■	The allocation to the Equity Component is reduced to zero shortly after the issuance of the Securities and the Securities pay ZERO coupon payments

	■	Investors receive only their principal at maturity

Summary of Selected Key Risks (see pages 16-17)

■	The Securities do not guarantee any coupon payments.

■	The Securities may not pay more than the principal amount at maturity.

■	Any decline in the Reference Index’s allocation to the Equity Component will reduce both your variable coupon payments and your opportunity for any appreciation in the Reference Index.

■	If the allocation to the Equity Component in the Reference Index goes to zero, it will stay at zero for the remaining term of the Securities, and the Securities will not participate in any appreciation in the Equity Component and cease to provide any more coupon payments.

■	If any such reduction in the allocation to the Equity Component to zero were to occur, the earlier it occurs during the term of the Securities, the more adversely it will affect the overall yield on the Securities.

■	The market price of the Securities will be influenced by many unpredictable factors, and could be adversely affected by a decrease in the net asset value of the Class D shares of the Fund or a decline in interest rates.

■	Use of the Leverage Component may increase the adverse impact on the Reference Index from downward movements in the value of the Equity Component.

■	Your return on the Securities will reflect the deduction of costs such as the Reference Index Adjustment Factor, the Daily Leverage Charge, if any, the implicit sales charge on the purchase of the Securities due to the initial value of the Reference Index being set at 97, which is below the threshold value of 100.

■	Coupon payments will only be based on distributions on the Class D shares of the Fund with record dates falling prior to the Determination Date.

■	Secondary trading may be limited, and the inclusion of commissions and projected profit from hedging in the original Issue Price is likely to adversely affect secondary market prices.

■	Your brokerage firm and your broker may have economic interests that are different from yours due to the annual commission they receive if you hold your Securities.

■	The hypothetical investment in the Class D shares of the Fund may be replaced in the Equity Component by a hypothetical investment in the shares of the Rydex Equal-Weight S&P 500 Fund under certain circumstances, and the value of the Securities may be adversely affected.

■	Credit risk to Morgan Stanley whose credit rating is currently Aa3/A+.

May 2007	Page 7

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

Fact Sheet

The Securities offered are senior unsecured obligations of Morgan Stanley, and have the terms described in the preliminary pricing supplement, the prospectus supplement and the prospectus. The Securities are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

Expected Key Dates
Pricing Date:	Original Issue Date (Settlement Date):	Maturity Date:
, 2007	, 2007 (5 business days after the Pricing Date)	December 20, 2012

Key Terms
Issuer:	Morgan Stanley

Reference Index:

The Reference Index will be the 2007-1 Fund Dynamic Reference Index which tracks the performance of hypothetical investments in two assets and a liability (each, an “Index Component”). The two assets are (i) the Equity Component and (ii) the Zero-Coupon Bond Component. The liability is the Leverage Component.

The Reference Index will have an initial value of 97.

Please read “Investment Overview” on pages 2-6 for more information on the Reference Index.

Issue Price:

$10 per Security.

The Securities will be issued at $10 per Security and the agent’s commissions will be $0.30 per Security; provided that the Issue Price and agent’s commission for any single transaction to purchase between $1,000,000 to $2,999,999 principal amount of Securities will be $9.95 per Security and $0.25 per Security, respectively; for any single transaction to purchase between $3,000,000 to $4,999,999 principal amount of Securities will be $9.925 per Security and $0.225 per Security, respectively; and for any single transaction to purchase $5,000,000 or more principal amount of Securities will be $9.90 per Security and $0.20 per Security, respectively. Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the Securities distributed by such dealers.

Denominations:	$10 and integral multiples thereof

Aggregate Principal Amount:	$

Payment at Maturity:	$10 plus a Supplemental Redemption Amount, if any.

Supplemental Redemption Amount:	The greater of (i) zero and (ii) $10 times the percentage change in the Reference Index as of the Determination Date from the threshold value of 100.

Variable Coupon Payments:

The variable coupon payments, if any, on the Securities will be based upon the allocation, if any, to the Equity Component within the Reference Index and calculated by reference to the distributions made at any time on the hypothetical investment in the Class D shares of the Fund. Since the inception of the Class D shares of the Fund in 1997, distributions on the Class D shares of the Fund have been made annually in December.

The variable coupon payments are expected to change over time, depending on (i) the Hypothetical Income related to the performance of the Equity Component in any month during which a distribution is made at any time on the hypothetical investment in the Class D shares of the Fund, (ii) the allocation to the Equity Component, if any, and (iii) the Reference Index Closing Value.

Coupon payments will not be paid if the allocation to the Equity Component within the Reference Index has been reduced to zero or, in certain circumstances, if making a coupon payment would reduce the allocation to the Equity Component below a threshold value.

Please read “Investment Overview—Variable Coupon Payments” on pages 5-6 for more information on the variable coupon payments.

Coupon Payment Dates:

The third business day following the 20th calendar day of each month during which a distribution is made on the Class D shares of the Fund for which the record date falls within the relevant Coupon Payment Period and for which the coupon payment is greater than zero; provided that for the Coupon Payment Period occurring in December 2012, the Coupon Payment Period will end on the Determination Date and the Coupon Payment Date, if applicable, will be the Maturity Date.

Determination Date: Equity Component:	December 17, 2012 Each “unit” of the Equity Component represents the value over time of an initial $100 hypothetical investment in the Class D shares of the Fund.

Zero-Coupon Bond Component:

Each “unit” of the Zero-Coupon Bond Component represents the value of a hypothetical $100 face value zero- coupon bonds investment maturing on the scheduled Determination Date with a yield to maturity equal to the applicable zero-coupon yield based on prevailing USD swap rates. The Zero-Coupon Bond Component is used to assure that the value of the Reference Index will be at or above 100 at maturity.

Leverage Component:

The Leverage Component represents the cost of hypothetical borrowed funds which is used to leverage the allocation to the Equity Component above 100%. The maximum allocation to the Equity Component is 150%.
Whenever the exposure to the Equity Component is increased above 100% through the use of the Leverage Component, the amount of the Leverage Component will be increased by a Daily Leverage Charge at the federal funds rate plus a spread of 0.75% per annum (on a 30/360-day basis).

May 2007	Page 8

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

Allocation Among Index	Index Component	Allocation
Components:	Equity Component	105-110%

	Zero-Coupon Bond Component	0%

	Leverage Component	5-10%

The actual initial allocations will be determined on the Pricing Date. Subsequent reallocations will set the allocation to the Equity Component to five times the difference between the Reference Index Closing Value and the Bond Floor.

Bond Floor:	Value at any given time of a hypothetical zero-coupon bond with a face value of $100 maturing on the scheduled Determination Date with a yield to maturity equal to the applicable zero-coupon yield based on prevailing USD swap rates. The Bond Floor is compared to the Reference Index Closing Value in order to determine whether more or less hypothetical funds may be invested in the Equity Component in a manner that is consistent with the goal of assuring that the value of the Reference Index will be at or above 100 at maturity.

Costs:	The value of the Reference Index will be reduced by certain adjustment factors and fees as described below. Such adjustment factors and fees will reduce the potential return on the Securities:

	■	“Reference Index Adjustment Factor” of 1.75% per annum on the level of the Reference Index; and
	■	“Daily Leverage Charge” of federal funds rate plus 0.75% per annum (on a 30/360-day basis) on any hypothetical amounts borrowed via the Leverage Component.

The Reference Index Adjustment Factor will be reduced to zero if the allocation to the Equity Component is reduced to zero. Additional costs include:

	■	An implicit 3% sales charge paid upon the purchase of the Securities because the initial value of the Reference Index will be set at 97, which is below the threshold value of 100;
	■	0.25% annual commission paid to your broker as long as the allocation to the Equity Component is greater than zero; and
	■	Cost of bid/offer spread in hypothetical purchase and sale transactions of the Zero-Coupon Bond Component to carry out Index Component reallocations and, if applicable, any then current redemption fees on sales of the Class D Shares of the Fund related to short-term trading policies.

In addition, the net asset value of the Class D shares of the Fund reflects the operating expenses (which, for the fiscal year ended June 30, 2006, amounted to 0.38% of the average daily net assets of the Class D Shares of the Fund, including an advisory fee, which amounted to 0.12% of the average daily net assets of the Class D Shares of the Fund, paid to the Investment Adviser, which is an affiliate of ours).

Risk Factors:	Please read all of the “Risk Factors” on pages 16-17.

General Information
Listing:	None

CUSIP:	61747S371

Minimum Ticketing Size:	100 Securities

Trustee:	The Bank of New York (as successor Trustee to JPMorgan Chase Bank, N.A.)

Calculation Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)

Use of Proceeds and Hedging:

The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the Securities through one or more of our subsidiaries.

On or prior to the Pricing Date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the Securities by taking positions in the Class D shares of the Fund, in the stocks held by the Fund and in USD interest rate swaps, as well as in other instruments our affiliates may choose to use in connection with such hedging. We cannot give any assurance that our hedging activity will not affect the net asset value of the Class D shares of the Fund and, therefore, such activity may adversely affect the value of the Securities, the coupon payments you may receive over the term of the Securities and the payment you will receive at maturity. For further information, see “Use of Proceeds and Hedging” in the accompanying preliminary pricing supplement.

ERISA:	See “ERISA Matters for Pension Plans and Insurance Companies” in the accompanying preliminary pricing supplement.

Contact:	You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York, 10036 (telephone number (866) 477-4776 / (914) 225-7000).

May 2007	Page 9

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

Tax Considerations

The Securities will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to U.S. Holders — Notes —Optionally Exchangeable Notes.” Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the Securities, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the Securities. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the Securities generally will be treated as ordinary income. If the Securities were priced on May 7, 2007, the “comparable yield” would be a rate of 5.2292% per annum compounded monthly; however, the final comparable yield will be determined on the pricing date and may differ from the comparable yield set forth above. The projected payment schedule would be as follows:

	PROJECTED		PROJECTED
DATE	PAYMENTS	DATE	PAYMENTS
June 25, 2007	-	April 23, 2010	-
July 25, 2007	-	May 25, 2010	-
August 23, 2007	-	June 23, 2010	-
September 25, 2007	-	July 23, 2010	-
October 24, 2007	-	August 25, 2010	-
November 23, 2007	-	September 23, 2010	-
December 26, 2007	0.30309	October 25, 2010	-
January 23, 2008	-	November 24, 2010	-
February 25, 2008	-	December 23, 2010	0.53563
March 25, 2008	-	January 25, 2011	-
April 23, 2008	-	February 23, 2011	-
May 23, 2008	-	March 23, 2011	-
June 25, 2008	-	April 25, 2011	-
July 23, 2008	-	May 25, 2011	-
August 25, 2008	-	June 23, 2011	-
September 24, 2008	-	July 25, 2011	-
October 23, 2008	-	August 24, 2011	-
November 25, 2008	-	September 23, 2011	-
December 24, 2008	0.53259	October 25, 2011	-
January 23, 2009	-	November 23, 2011	-
February 25, 2009	-	December 23, 2011	0.53563
March 25, 2009	-	January 25, 2012	-
April 23, 2009	-	February 23, 2012	-
May 26, 2009	-	March 23, 2012	-
June 24, 2009	-	April 25, 2012	-
July 23, 2009	-	May 23, 2012	-
August 25, 2009	-	June 25, 2012	-
September 23, 2009	-	July 25, 2012	-
October 23, 2009	-	August 23, 2012	-
November 25, 2009	-	September 25, 2012	-
December 23, 2009	0.53411	October 24, 2012	-
January 25, 2010	-	November 23, 2012	-
February 24, 2010	-	December 20, 2012	10.53106
March 24, 2010	-

The actual comparable yield and the projected payment schedule of the Securities will be updated in the final pricing supplement. You should read the discussion under “Description of Securities — United States Federal Income Taxation” in the accompanying pricing supplement concerning the U.S. federal income tax consequences of investing in the Securities.

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments in respect of the Securities, and we make no representation regarding the actual amounts of payments that will be made on a Security.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the Securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This offering summary represents a summary of the terms and conditions of the Securities. We encourage you to read the preliminary pricing supplement, prospectus supplement and prospectus related to this offering which can be accessed via the hyperlinks on the front page of this document.

May 2007	Page 10

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

How the Protected Fund-Linked Securities Work
Hypothetical Payments at Maturity

At maturity, if the Reference Index Closing Value on the Determination Date is greater than the threshold value, for each $10 principal amount of Securities that you hold, you will receive a Supplemental Redemption Amount in addition to the principal amount of $10. The Supplemental Redemption Amount will be calculated by the Calculation Agent on the Determination Date and is equal to (i) $10 times (ii) the percentage, if any, by which the Reference Index Closing Value on the Determination Date exceeds the threshold value.

Example:

The Reference Index Closing Value on the Determination Date is 10% greater than the threshold value.

Reference Index initial value:	97
Threshold value:	100
Reference Index Closing Value on the Determination Date:	110

In the example above, without regard to any coupon payment that may be due at maturity, the total Payment at Maturity per Security would equal $11.00, which is the sum of the principal amount of $10 and a Supplemental Redemption Amount of $1.00.

If the Reference Index Closing Value on the Determination Date is less than or equal to the threshold value, you will not receive any Supplemental Redemption Amount and will receive only the return of your $10 principal amount at maturity.

Although the Supplemental Redemption Amount and the Payment at Maturity are calculated as described above, the yield on the Securities will also depend significantly on the variable coupon payments on the Securities, which is variable and may be zero. You should read “—Hypothetical Coupon Payment Calculations” on pages 14-15 and “Information about the Reference Index—Hypothetical Historical Data on the Reference Index” on pages 18-26 in order to understand how the return on the Securities is affected by the nature and timing of changes in the allocation of the Index Components in the Reference Index.

Hypothetical Allocations

The asset allocation of the Reference Index will fluctuate during the term of the Securities based on, among other things, the performance of the Equity Component and interest rates. If the Equity Component has declined in value or interest rates decline, some or all of the hypothetical funds may be allocated out of the Equity Component and into the Zero-Coupon Bond Component, in order to preserve the objective of the Reference Index to be at least equal to 100 on the Determination Date. Only to the extent that hypothetical funds are allocated to the Equity Component, will the Reference Index participate in subsequent increases in the value of the Equity Component.

The following are four hypothetical examples of the effects of Reallocation Determination Events. These hypothetical examples assume that the value of the Reference Index does not change between the determination of a Reallocation Determination Event and the subsequent reallocation and that purchases and sales of the Equity Component and Zero-Coupon Bond Component are made without taking into account the bid/offer spread on the hypothetical purchases and sales of the Zero-Coupon Bond Component or any short-term trading fees of the Fund, if applicable.

May 2007	Page 11

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

Example 1:

A Reallocation Determination Event requires the entire value of the hypothetical funds to be allocated to the Equity Component.

Values at test for Reallocation Determination Event:		Values after Reallocation:
Reference Index Closing Value:	106.25	Reference Index Closing Value:	106.25
Bond Floor:	85.00	Bond Floor:	85.00
Buffer:	20% (106.25 – 85.00)/106.25	Buffer:	20%
Multiple:	5	Multiple:	5
Targeted Equity Exposure:	100%	Targeted Equity Exposure:	100%
Gap Ratio:	26.56 (106.25 – 85)/80	Gap Ratio:	20.00%
Target Gap Risk Range:	15% to 25%	Target Gap Risk Range:	15% to 25%
Current Value of Allocation to Equity Component:	80.00	Current Value of Allocation to Equity Component:	106.25
Current Value of Allocation to Zero-Coupon Bond Component:	26.25	Current Value of Allocation to Zero-Coupon Bond Component:	0.00
Current Value of Allocation to Leverage Component:	0.00	Current Value of Allocation to Leverage Component:	0.00

In the example above, the Gap Ratio is 26.56%, which is outside the Target Gap Risk Range. Consequently, a Reallocation Determination Event has occurred and the Calculation Agent must determine the Targeted Equity Exposure, which is 100% (Buffer times Multiple or 20% times 5). To effect the reallocation then required, which is to increase the exposure of the Reference Index to the Equity Component, the Calculation Agent hypothetically sells the Zero-Coupon Bond Component and purchases additional Equity Component, so that the exposure to the Equity Component will be equal to 100% of the Reference Index Closing Value.

Example 2:

A Reallocation Determination Event requires the use of the Leverage Component to increase the allocation to the Equity Component to greater than 100% of the value of the Reference Index.

Values at test for Reallocation Determination Event:		Values after Reallocation:
Reference Index Closing Value:	109	Reference Index Closing Value:	109
Bond Floor:	85.00	Bond Floor:	85.00
Buffer:	22.02% (109 – 85.00)/109	Buffer:	22.02%
Multiple:	5	Multiple:	5
Targeted Equity Exposure:	110.09%	Targeted Equity Exposure:	110.09%
Gap Ratio:	26.67% (109.00 – 85.00)/90.00	Gap Ratio:	20.00%
Target Gap Risk Range:	15% to 25%	Target Gap Risk Range:	15% to 25%
Current Value of Allocation to Equity Component:	90.00	Current Value of Allocation to Equity Component:	120
Current Value of Allocation to Zero-Coupon Bond Component:	19.00	Current Value of Allocation to Zero-Coupon Bond Component:	0.00
Current Value of Allocation to Leverage Component:	0.00	Current Value of Allocation to Leverage Component:	11.00

In the example above, the Gap Ratio is 26.67%, which is outside the Target Gap Risk Range. Consequently, a Reallocation Determination Event has occurred, and the Calculation Agent must determine the Targeted Equity Exposure, which is 110.09% (Buffer times Multiple or 22.02% times 5). To effect the reallocation then required, which is to increase the exposure of the Reference Index to the Equity Component, the Calculation Agent hypothetically sells the Zero-Coupon Bond Component and uses the Leverage Component to purchase additional Equity Component, so that the exposure to the Equity Component will be equal to 110.09% of the Reference Index Closing Value.

May 2007	Page 12

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

Example 3:

A Reallocation Determination Event requires the allocation to the Equity Component to be reduced and the reduction of the Leverage Component to zero before increasing the allocation to the Zero-Coupon Bond Component.

Values at test for Reallocation Determination Event:		Values after Reallocation:
Reference Index Closing Value:	101.00	Reference Index Closing Value:	101.00
Bond Floor:	85.00	Bond Floor:	85.00
Buffer:	15.84% (101.00 – 85.00)/101.00	Buffer:	15.84%
Multiple:	5	Multiple:	5
Targeted Equity Exposure:	approximately 79.21%	Targeted Equity Exposure:	approximately 79.21%
Gap Ratio:	14.68% (101.00 – 85.00)/109.00	Gap Ratio:	20.00%
Target Gap Risk Range:	15% to 25%	Target Gap Risk Range:	15% to 25%
Current Value of Allocation to Equity Component:	109.00	Current Value of Allocation to Equity Component:	80.00
Current Value of Allocation to Zero-Coupon Bond Component:	0.00	Current Value of Allocation to Zero-Coupon Bond Component:	21.00
Current Value of Allocation to Leverage Component:	8.00	Current Value of Allocation to Leverage Component:	0.00

In the example above, the Gap Ratio is 14.68%, which is outside the Target Gap Risk Range. Consequently, a Reallocation Determination Event has occurred and the Calculation Agent must determine the Targeted Equity Exposure, which is 79.21% (Buffer times Multiple or 15.84% times 5). To effect the reallocation then required, which is to decrease the exposure to the Reference Index to the Equity Component, the Calculation Agent hypothetically sells a portion of the Equity Component, using the hypothetical funds received to first reduce the Leverage Component to zero and then to purchase an amount of the Zero-Coupon Bond Component until the exposure to the Equity Component decreases to 79.21% of the Reference Index Closing Value.

Example 4:

The Buffer falls below 1% and a Defeasance Event has occurred, requiring the allocation to the Equity Component to be reduced to zero. The resulting amount of hypothetical funds from the hypothetical sale of the Equity Component added to the value of the Zero-Coupon Bond Component is less than the Bond Floor.

Values at test for Reallocation Determination Event:		Values after Reallocation:
Reference Index Closing Value:	86.00	Reference Index Closing Value:	86.00
Bond Floor:	86.50	Bond Floor:	86.50
Buffer:	–0.58% (86.00 – 86.50)/86.00)	Buffer:	N/A Defeasance
Multiple:	5	Multiple:	5
Targeted Equity Exposure:	-2.91%	Targeted Equity Exposure:	0.00%
Gap Ratio:	-16.67% (86.00 – 86.50)/3.00	Gap Ratio:	N/A Defeasance
Target Gap Risk Range:	15% to 25%	Target Gap Risk Range:	N/A Defeasance
Current Value of Allocation to Equity Component:	3.00	Current Value of Allocation to Equity Component:	0.00
Current Value of Allocation to Zero-Coupon Bond Component:	83.00	Current Value of Allocation to Zero-Coupon Bond Component:	86.00
Current Value of Allocation to Leverage Component:	0.00	Current Value of Allocation to Leverage Component:	0.00

In the example above, the Reference Index Closing Value is 86.00 and the Bond Floor is 86.50, thereby decreasing the Buffer to below 1% causing a Defeasance Event. As a result, the Calculation Agent hypothetically sells all of the remaining Equity Component and purchases an additional amount of the Zero-Coupon Bond Component with the hypothetical proceeds of such sale. No hypothetical funds will be allocated to the Equity Component for the remaining term of the Securities and, consequently, there will be no further coupon payments on the Securities.

Please read “Annex B—Hypothetical Allocations” in the accompanying preliminary pricing supplement for additional examples illustrating the hypothetical reallocation process. You may access the preliminary pricing supplement via the following hyperlink:

Preliminary Pricing Supplement No. 249 dated May 8, 2007

May 2007	Page 13

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

Hypothetical Coupon Payment Calculations

The variable coupon payments on each Security, if any, will vary and may be zero. The amount of the coupon payments, if any, will be determined on the 20th calendar day of any month during which a distribution is made on the Class D shares of the Fund for which the record date falls within the relevant Coupon Payment Period and will be equal to (A) the product of (i) the Hypothetical Income calculated for such Coupon Payment Period divided by the Equity Component Closing Value, (ii) the allocation to the Equity Component and (iii) the Reference Index Closing Value divided by (B) 10. The determination of a variable coupon payment may be represented by the following formula:

The Hypothetical Income calculated for each such Coupon Payment Period will be related to the Equity Component. The Hypothetical Income will be determined by the Calculation Agent and will equal the aggregate value of any distributions with respect to the Class D shares of the Fund for which the record dates fall within the relevant Coupon Payment Period. In the hypothetical examples below, the Issuer will provide the figures for the Hypothetical Income.

The eight examples of hypothetical coupon payments set forth below are based on the following assumptions:

■	Issue Price: $10.00

■	Hypothetical Income will be reinvested rather than paid as a coupon payment if the value of the Reference Index (excluding the Hypothetical Income) is less than or equal to 105% of the Board Floor on the 20th calendar day of the relevant month.

■	Allocation of the Reference Index to the Equity Component will be reduced to zero and remain zero for the remaining term of the Securities if the value of the Reference Index is less than 101% of the Bond Floor.

■	Values of the Reference Index and the Equity Component have been reduced by the Reference Index Adjustment Factor and the Daily Leverage Charge, if any.

■	The distributions on the Class D shares of the Fund are all made during one month in each year.

The following examples are for purposes of illustration only and would provide different results if different assumptions were applied. These examples are not intended to illustrate a complete range of possible coupon payments.

Example 1: At the end of the Coupon Payment Period during which a distribution is made on the Class D shares of the Fund, the value of the Reference Index is 103, the value of the Equity Component is 101 and the value of the Bond Floor is 85. The Hypothetical Income is $2.50. The allocation of the Reference Index to the Equity Component is 90%.

The coupon payment per Security is $0.2295 or 2.295% per annum on the $10 principal amount of each Security.

Since the value of the Reference Index is greater than 105% of the Bond Floor, the Hypothetical Income will not be reinvested.

Example 2: At the end of the Coupon Payment Period during which a distribution is made on the Class D shares of the Fund, the value of the Reference Index is 97, the value of the Equity Component is 98 and the value of the Bond Floor is 85. The Hypothetical Income is $3.50. The allocation of the Reference Index to the Equity Component is 51%.

The coupon payment per Security is $0.1767 or 1.767% per annum on the $10 principal amount of each Security.

Since the value of the Reference Index is greater than 105% of the Bond Floor, the Hypothetical Income will not be reinvested.

May 2007	Page 14

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

Example 3: At the end of the Coupon Payment Period during which a distribution is made on the Class D shares of the Fund, the value of the Reference Index is 106, the value of the Equity Component is 102 and the value of the Bond Floor is 80 The Hypothetical Income is $4.50. The allocation of the Reference Index to the Equity Component is 112%.

The coupon payment per Security is $0.5238 or 5.238% per annum on the $10 principal amount of each Security.

Since the value of the Reference Index is greater than 105% of the Bond Floor, the Hypothetical Income will not be reinvested.

Example 4: At the end of the Coupon Payment Period during which a distribution is made on the Class D shares of the Fund, the value of the Reference Index is 93, the value of the Equity Component is 88 and the value of the Bond Floor is 89. The Hypothetical Income is $5.50. The allocation of the Reference Index to the Equity Component is 51%.

The calculated coupon payment would be $.2964 per Security. However, because the value of the Reference Index is less than 105% of the Bond Floor ((93 – 89)/89 = 4.49%), the Hypothetical Income will be reinvested, and no coupon payment will be made.

The coupon payment per Security is, therefore, $0.00 or 0% per annum on the $10 principal amount of each Security.

Example 5: At the close of business on any index business day, the value of the Reference Index is 95, the value of the Equity Component is 93 and the value of the Bond Floor is 94.50. The allocation of the Reference Index to the Equity Component is reduced to 0.00% at the close of business on the following index business day. At the end of the Coupon Payment Period, the Hypothetical Income is $5.50.

However, since the Buffer was less than 1%, a Defeasance Event occurred and the allocation of the Reference Index to the Equity Component was reduced to zero and will remain zero for the remaining term of the Securities. Consequently, the coupon payment per Security is $0.00 or 0% per annum on the $10 principal amount of each Security. Furthermore, no coupon payments will be made for the remaining term of the Securities, and the Securities will not participate in any subsequent increase in the net asset value of the Class D shares of the Fund.

Please read “Annex C—Hypothetical Coupon Payment Calculations on the Securities” in the accompanying preliminary pricing supplement for additional examples on hypothetical coupon payment calculations. You may access the preliminary pricing supplement via the following hyperlink:

Preliminary Pricing Supplement No. 249 dated May 8, 2007

May 2007	Page 15

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

Risk Factors

The Securities are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the Securities. Accordingly, investors should consult their own financial and legal advisors as to the risks entailed by an investment in the Securities and the suitability of such Securities in light of the investor’s particular circumstances.

The following is a non-exhaustive list of certain key risk factors for investors in the Securities. For a more detailed list of risk factors, please see the accompanying preliminary pricing supplement. In addition to the information set forth herein and in the accompanying preliminary pricing supplement, the investors should carefully consider the information in the prospectus for the Fund, including, without limitation, information under “The Fund—Principal Risks” and “The Fund—Additional Risk Information.” Prospective holders are further advised that the contents of the prospectus for the Fund, and any documents incorporated by reference therein, are not incorporated by reference herein or in any way made a part hereof.

Structure Specific Risk Factors

■     Coupon payments are variable and may be zero. The variable coupon payments on the Securities are variable and may be zero. The amount of any coupon payment will depend on the Hypothetical Income in the Equity Component, the allocation to the Equity Component within the Reference Index and the Reference Index Closing Value. During any month (except the last month before maturity) in which a distribution is made on the Class D shares of the Fund, it is possible that the coupon payment may be set to zero if the hypothetical income is required to be invested in the Equity Component to prevent the allocation to the Equity Component from going to zero. If the allocation to the Equity Component within the Reference Index goes to zero, the Securities will not pay coupon payments for the remainder of their term.

■     The Securities may not pay more than the principal amount at maturity. If the Reference Index Closing Value on the Determination Date is less than 100, the Supplemental Redemption Amount will be zero and you will receive only the principal amount of $10 for each Security you hold at maturity. The return of only the principal amount at maturity, and the variable coupon payments, if any, over the term of the Securities may be less than the amount that would be paid on an ordinary debt security and may not compensate you for the effects of inflation and other factors relating to the value of money over time.

■     Allocation to the Equity Component may decline and adversely affect the yield on the Securities. While the initial allocation to the Equity Component will be in the range of 105-110%, this allocation will change over the term of the Securities. Certain economic or market factors, such as declines or insufficient gains in the value of the Equity Component or low interest rates, will cause the allocation to the Zero-Coupon Bond Component to increase. Any allocation of the Reference Index to the Zero-Coupon Bond Component will reduce the extent to which the Reference Index will participate in the performance of the Equity Component. The appreciation, if any, of the Reference Index above the threshold value is also dependent upon the allocation to the Equity Component within the Reference Index. In other words, if the allocation to the Equity Component is reduced, it is possible that the value of the Equity Component could increase significantly during the term of the Securities, but that the value of the Reference Index may reflect little, if any, of that increase. If the allocation to the Equity Component goes to zero, it will remain at zero for the remainder of the term of the Securities.

■     Allocation procedures may adversely impact the payment at maturity. Investing in the Securities is not the same as a direct investment in any of the components of the Reference Index, because the Reference Index changes its allocation among the Index Components whenever a Reallocation Determination Event occurs. The timing of the reallocations among the Index Components can adversely affect the value of the Reference Index on the Determination Date, which will in turn adversely affect the Supplemental Redemption Amount.

■     Market price influenced by many unpredictable factors. Several factors will influence the value of the Securities in the secondary market including the value of the Reference Index and the Index Components, the net asset value of the Class D shares of the Fund, the volatility of the Class D shares of the Fund, market interest rates, the distribution rate on the Class D shares of the Fund, the time remaining to maturity and the creditworthiness of Morgan Stanley.

■     Use of leverage may adversely affect the Securities. Although the Leverage Component offers the potential for increases in the Reference Index value that are greater than corresponding increases in the value of an un-leveraged investment in the Equity Component, leverage also entails a higher degree of risk: any downward movement in the value of the Equity Component will result in a correspondingly larger reduction in the Reference Index. In addition, the Daily Leverage Charge associated with the allocation to the Leverage Component will reduce the value of the Reference Index daily.

May 2007	Page 16

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

■     Costs will affect the value of the Securities. Your return on the Securities will reflect the deduction of certain costs of investing in the Securities. These costs include explicit charges that will be reflected in reductions in the value of the Reference Index over the term of the Securities, by means of the Reference Index Adjustment Factor and the Daily Leverage Charge. The Reference Index will also be reduced as a consequence of effecting hypothetical purchases and sales of the Equity Component and the Zero-Coupon Bond Component, taking into account any short-term trading fees of the Fund, if applicable, and the bid/offer spread, respectively, in the course of reallocations of the Index Components. In addition, there is an implicit sales charge paid upon the purchase of the Securities because the initial value of the Reference Index will be set at 97, which is below the threshold value of 100, as well as implicit charges that are reflected in the net asset value of the Class D shares of the Fund in the form of operating expenses of the Fund.

■     Coupon payments will only be based on distributions on the Class D shares of the Fund with record dates falling prior to the Determination Date. Since the inception of the Class D shares of the Fund in 1997, disributions on the Class D shares of the Fund have been made annually in December with the record dates for such distributions falling prior to the 17th calendar day of December, which, in 2012, will be the Determination Date. If the record date for any distributions on the Class D shares of the Fund in 2012 falls on or after the Determination Date, no coupon payment will be calculated or paid with respect to such distribution.

Other Risk Factors

■     Secondary trading may be limited. There may be little or no secondary market for the Securities. The Securities will not be listed on any exchange.

■     The inclusion of commissions in the original Issue Price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase Securities in secondary market transactions will likely be lower than the original Issue Price, since the original Issue Price included, and secondary market prices are likely to exclude, commissions paid with respect to the Securities. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

■     Potential adverse economic interests of the Calculation Agent. The economic interests of the Calculation Agent and other affiliates of the Issuer, including the Fund and the Investment Adviser, are potentially adverse to an investor’s interests. The Calculation Agent has certain potential conflicts of interest by virtue of its relationship with the Issuer and the hedging activity related to Securities which it or other affiliates will carry out.

■     The brokerage firm through which you hold your Securities and your broker may have economic interests that are different from yours. In addition to the commission paid at the time of the initial offering of the Securities, commissions will be paid on an annual basis to brokerage firms, including MS & Co. and its affiliates, whose clients purchased Securities in the initial offering and who continue to hold their Securities. As a result of these arrangements, your brokerage firm and your broker may have an incentive to encourage you to hold the Securities because they will not receive the annual commission for the current year or for future years if you sell your Securities.

■     Hedging and trading activity by the Calculation Agent and its affiliates could potentially adversely affect the net asset value of the Class D shares of the Fund or the USD swap rates. MS & Co. and other affiliates of the Issuer’s will carry out hedging activities related to the Securities (and to other instruments linked to the Fund or its component stocks). MS & Co. and some of the Issuer’s other subsidiaries also trade the stocks in which the Fund may invest, other financial instruments related to these stocks and USD interest rate swaps on a regular basis. Any of these hedging or trading activities on or prior to the Pricing Date could potentially increase the initial value of the Class D shares of the Fund and, as a result, could increase the value at which the Class D shares of the Fund must close before you receive a payment at maturity that exceeds the principal amount of the Securities. Additionally, such hedging or trading activities during the term of the Securities could affect the net asset value of the Class D shares of the Fund and the USD swap rates on the 20th calendar day of each month and on the Determination Date and, accordingly, the variable coupon payments, if any, and the Payment at Maturity.

■     The Class D shares of the Fund may be replaced in the Equity Component by shares of the Rydex Equal-Weight S&P 500 Fund under certain circumstances. If purchasing the Class D shares of the Fund is or will be restricted, or fees are or will be imposed on the sales or purchases of the Class D shares of the Fund, other than any short-term trading fees, for more than three consecutive trading days, or the Fund is or will be liquidated or otherwise terminated or the Class D shares of the Fund are or will be eliminated, the hypothetical investment in the Class D shares of the Fund will be replaced in the Equity Component by a hypothetical investment in the shares of the Rydex Equal-Weight S&P 500 Fund and the value of the Securities could be adversely affected. Please see the section of the accompanying preliminary pricing supplement called “Description of Securities—Substitution Event.”

May 2007	Page 17

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

Information about the Reference Index
Hypothetical Historical Data on the Reference Index

The following tables and graphs set forth hypothetical historical levels of the Reference Index, variable coupon payments (per $10 principal amount of the Securities), and the value of one unit of the Equity Component at the end of each month during eight different five and one-half year periods beginning on the first business day of January in 1995, 1996, 1997, 1998, 1999, 2000 and 2001 and the first business day of November in 2001. This hypothetical historical information has been calculated as if the Reference Index existed during the relevant periods and should not be taken as an indication of the future performance of the Reference Index over the term of the Securities or future coupon payments or the actual total payment on the Maturity Date of the Securities.

The following hypothetical historical information has been calculated by the Calculation Agent on the same basis as the Reference Index and the coupon payments will be calculated. However, the calculations used to determine the hypothetical historical closing levels of the Reference Index contain necessary assumptions, estimates and approximations that may not be reflected in the calculation of the value of the Reference Index and coupon payments over the term of the Securities, including the principal assumptions set forth below. As a result, the following hypothetical historical values of the Reference Index and variable coupon payments may be different than they would have been if those assumptions had not been made and those estimates and approximations had not been necessary to calculate these hypothetical historical values.

The calculations assume that:

■	the Reference Index was created on the first business day of each five and one-half year period with a level of 97;

■	the initial allocations to the Equity Component and Zero-Coupon Bond Component are different in each example and were obtained based on the Targeted Equity Exposure as determined at the beginning of each five and one-half year period;

■	the distributions in respect of the Class D shares of the Fund were equal to those reported on Bloomberg; and

■	reallocations between the Equity Component and Zero-Coupon Bond Component were effected in reference to the net asset value of the Class D shares of the Fund for the Equity Component and at the mid-swap rates (rather than at the offered-swap rates which will be used for hypothetical purchases of the Zero-Coupon Bond Component, or the bid-swap rates which will be used for hypothetical sales of the Zero-Coupon Bond Component, in order to effect a reallocation) for the Zero-Coupon Bond Component.

The following hypothetical historical values have not been verified by an independent third party. Swap rates used to calculate the hypothetical historical Zero-Coupon Bond Component were taken from Bloomberg. Additionally, because the Class D shares of the Fund did not exist prior to July 28, 1997, the calculations for the period prior to July 28, 1997 are based on Class B shares of the Fund, which impose fees on sales of its shares and have higher operating expenses than the Class D shares of the Fund.

May 2007	Page 18

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

	1995			1996			1997			1998			1999			2000

Five and One-Half Year Period Beginning January 1, 1995	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price

January	99.25	-	101.83	136.09	-	130.53	160.15	-	150.64	190.50	-	175.83	191.26	-	183.77	158.68	-	168.96
February	104.62	-	105.80	137.68	-	131.91	162.27	-	152.37	211.62	-	189.11	183.93	-	179.54	147.26	-	161.27
March	104.62	-	108.75	140.68	-	134.20	152.70	-	146.77	226.14	-	198.27	188.50	-	183.10	169.36	-	177.96
April	111.53	-	111.15	145.59	-	137.71	159.06	-	151.30	226.24	-	198.93	213.41	-	199.44	170.60	-	179.54
May	116.14	-	114.66	147.54	-	139.34	175.17	-	161.83	216.71	-	193.84	210.56	-	198.27	172.88	-	181.83
June	119.72	-	117.35	144.65	-	137.86	183.98	-	167.74	219.49	-	196.13	222.24	-	206.11	165.08	-	176.90
July	124.75	-	121.02	131.87	-	130.08	165.08	-	180.41	204.05	-	187.43	209.62	-	198.78
August	125.31	-	121.73	137.45	-	134.10	194.89	-	175.37	159.23	-	159.64	201.77	-	194.40
September	129.04	-	124.48	146.72	-	140.46	208.57	-	184.07	171.51	-	168.50	189.81	-	187.23
October	123.83	-	121.48	148.74	-	142.14	193.53	-	175.93	191.90	-	182.29	197.94	-	193.18
November	132.23	-	127.28	163.12	-	151.55	201.34	-	181.17	204.46	-	190.74	196.71	-	192.98
December	131.28	0.30	127.02	152.04	0.58	145.09	192.42	1.27	176.44	188.94	2.19	181.73	175.02	3.18	179.69

The Supplemental Redemption Amount per Security for this period would have been $6.51 and the aggregate value of the coupon payments would have been $7.52. The total return on your investment per Security for this five and one-half year period would have been equal to 140.26% of the principal amount.

May 2007	Page 19

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

	1996			1997			1998			1999			2000			2001

Five and One-Half Year Period Beginning January 1, 1996	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price

January	99.98	-	102.76	112.73	-	118.59	133.63	-	138.42	121.24	-	144.67	104.09	-	133.01	113.69	-	129.05
February	101.01	-	103.85	114.24	-	119.95	148.35	-	148.88	116.56	-	141.35	100.88	-	126.96	111.43	-	125.04
March	101.01	-	105.65	107.63	-	115.54	158.53	-	156.09	119.02	-	144.15	106.00	-	140.10	108.30	-	120.23
April	106.06	-	108.41	112.06	-	119.11	158.60	-	156.61	131.88	-	157.01	106.61	-	141.35	110.98	-	127.48
May	107.50	-	109.70	123.02	-	127.40	151.93	-	152.60	130.21	-	156.09	107.48	-	143.15	112.29	-	130.25
June	105.45	-	108.53	129.12	-	132.05	153.87	-	154.41	137.40	-	162.26	105.79	-	139.26	111.28	-	127.84
July	95.81	-	102.40	143.35	-	142.03	111.28	-	147.56	129.73	-	156.49	106.02	-	139.54
August	99.11	-	105.57	136.78	-	138.06	111.70	-	125.68	124.94	-	153.04	110.83	-	149.16
September	104.44	-	110.58	146.38	-	144.91	116.54	-	132.65	117.41	-	147.40	110.36	-	147.96
October	105.66	-	111.90	135.82	-	138.50	124.64	-	143.51	121.48	-	152.08	110.80	-	151.08
November	114.74	-	119.31	141.30	-	142.63	132.63	-	150.16	121.05	-	151.92	108.78	-	145.31
December	107.05	0.40	114.22	135.02	0.89	138.90	121.30	1.38	143.07	109.01	1.51	141.47	112.87	0.00	127.80

The Supplemental Redemption Amount per Security for this period would have been $1.13 and the aggregate value of the coupon payments would have been $4.19. The total return on your investment per Security for this five and one-half year period would have been equal to 53.18% of the principal amount.

May 2007	Page 20

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

	1997			1998			1999			2000			2001			2002

Five and One-Half Year Period Beginning January 1, 1997	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price

January	101.76	-	103.82	120.16	-	121.19	110.28	-	126.66	91.83	-	116.45	100.24	-	112.98	100.02	-	108.38
February	103.04	-	105.02	133.31	-	130.34	107.28	-	123.75	90.30	-	111.15	99.57	-	109.47	100.26	-	108.80
March	103.04	-	101.16	142.45	-	136.65	109.41	-	126.20	93.49	-	122.66	98.51	-	105.26	100.67	-	114.03
April	101.38	-	104.28	142.52	-	137.11	120.20	-	137.46	93.10	-	123.75	99.82	-	111.61	100.77	-	111.40
May	110.66	-	111.54	136.52	-	133.60	118.69	-	136.65	93.48	-	125.32	100.40	-	114.03	100.88	-	110.49
June	116.08	-	115.61	138.26	-	135.18	125.24	-	142.06	93.30	-	121.92	99.82	-	111.93	100.90	-	103.61
July	128.84	-	124.34	128.54	-	129.18	100.94	-	137.00	93.69	-	122.17	100.30	-	111.47
August	122.93	-	120.87	100.37	-	110.03	113.89	-	133.99	96.30	-	130.59	99.74	-	107.54
September	131.56	-	126.87	105.65	-	116.13	107.73	-	129.04	96.46	-	129.53	98.74	-	96.95
October	122.10	-	121.26	113.76	-	125.64	109.91	-	133.15	97.41	-	132.27	99.29	-	98.18
November	126.93	-	124.87	120.36	-	131.46	108.33	-	133.01	96.58	-	127.22	99.63	-	105.54
December	121.30	0.80	121.61	111.13	1.14	125.25	94.83	1.50	123.85	99.22	0.00	111.89	99.87	0.00	108.35

* Defeasance occurred on June 11, 2002.

The Supplemental Redemption Amount per Security for this period would have been $0.09 and the aggregate value of the coupon payments would have been $3.43. The total return on your investment per Security for this five and one-half year period would have been equal to 35.22% of the principal amount.

May 2007	Page 21

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

	1998			1999			2000			2001			2002			2003

Five and One-Half Year Period Beginning January 1, 1998	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price

January	94.85	-	99.74	90.01	-	104.18	83.22	-	95.73	92.07	-	93.37	94.97	-	89.04	99.73	-	72.89
February	102.54	-	107.33	88.01	-	101.85	82.49	-	91.43	91.81	-	90.54	95.48	-	89.44	100.03	-	71.42
March	102.54	-	112.58	89.29	-	103.95	84.71	-	101.01	91.51	-	87.08	95.04	-	93.86	100.21	-	71.73
April	108.51	-	113.04	93.83	-	113.30	84.76	-	101.96	92.04	-	92.41	95.99	-	91.75	100.41	-	77.73
May	104.12	-	110.24	93.06	-	112.69	85.00	-	103.35	92.58	-	94.52	96.41	-	91.09	100.63	-	84.45
June	105.53	-	111.60	95.74	-	117.25	85.09	-	100.61	92.35	-	92.85	96.99	-	85.49	100.79	-	84.91
July	98.28	-	106.69	92.96	-	113.15	100.80	-	100.92	93.35	-	92.53	97.81	-	77.33
August	84.90	-	90.94	91.38	-	110.73	87.67	-	107.93	93.44	-	89.36	98.35	-	78.08
September	88.51	-	96.08	88.96	-	106.72	88.10	-	107.15	94.16	-	80.65	98.89	-	70.49
October	92.15	-	104.04	90.48	-	110.18	88.49	-	109.52	95.26	-	81.74	99.09	-	74.07
November	94.84	-	108.94	90.43	-	110.15	88.52	-	105.42	94.64	-	87.94	99.04	-	78.54
December	90.38	0.53	102.97	85.48	0.59	101.76	90.73	0.00	92.39	94.53	0.00	88.92	99.60	0.00	74.85

* Defeasance occurred on September 17, 2001.

The Supplemental Redemption Amount per Security for this period would have been $0.08 and the aggregate value of the coupon payments would have been $1.12. The total return on your investment per Security for this five and one-half year period would have been equal to 12.00% of the principal amount.

May 2007	Page 22

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

	1999			2000			2001			2002			2003			2004

Five and One-Half Year Period Beginning January 1, 1999	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price

January	98.09	-	101.18	84.60	-	92.97	93.19	-	90.67	92.84	-	86.47	97.39	-	70.78	99.84	-	94.93
February	95.44	-	98.91	82.15	-	88.80	91.92	-	87.93	93.23	-	86.86	97.96	-	69.36	100.12	-	96.69
March	95.44	-	100.95	86.98	-	98.10	90.45	-	84.57	92.72	-	91.15	98.12	-	69.66	100.38	-	96.11
April	107.27	-	110.03	86.21	-	99.02	91.83	-	89.75	93.56	-	89.10	98.36	-	75.49	100.43	-	93.70
May	106.00	-	109.44	86.28	-	100.36	92.75	-	91.79	93.78	-	88.46	98.95	-	82.02	100.69	-	95.38
June	111.99	-	113.87	84.98	-	97.70	92.06	-	90.17	93.81	-	83.03	99.03	-	82.46	100.98	-	98.15
July	105.85	-	109.89	85.31	-	98.01	100.99	-	89.86	94.83	-	75.10	98.50	-	84.65
August	102.04	-	107.54	89.29	-	104.82	92.37	-	86.78	95.68	-	75.83	98.52	-	88.26
September	95.96	-	103.64	89.20	-	104.06	91.83	-	78.32	96.59	-	68.46	99.23	-	86.67
October	99.23	-	107.00	89.31	-	106.36	93.18	-	79.38	96.76	-	71.93	99.14	-	92.72
November	98.99	-	106.97	88.32	-	102.38	92.63	-	85.41	96.28	-	76.27	99.24	-	94.65
December	88.84	1.27	98.82	91.83	0.00	89.72	92.53	0.00	86.36	97.44	0.00	72.69	99.61	0.00	92.77

Hypothetical Historical Performance for Five and One-Half Year Period
Beginning January 1, 1999

* Defeasance occurred on July 2, 2002.

The Supplemental Redemption Amount per Security for this period would have been $0.10 and the aggregate value of the coupon payments would have been $1.27. The total return on your investment per Security for this five and one-half year period would have been equal to 13.69% of the principal amount.

May 2007	Page 23

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

	2000			2001			2002			2003			2004			2005

Five and One-Half Year Period Beginning January 1, 2000	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price

January	88.41	-	94.08	99.38	-	91.75	92.14	-	87.50	94.91	-	71.63	97.14	-	96.06	99.40	-	103.46
February	83.60	-	89.85	96.18	-	88.97	92.79	-	87.90	95.73	-	70.18	97.62	-	97.85	99.57	-	105.64
March	83.60	-	99.26	92.26	-	85.57	93.04	-	92.23	95.88	-	70.49	98.00	-	97.25	99.86	-	104.28
April	90.56	-	100.20	95.29	-	90.82	93.56	-	90.16	96.16	-	76.39	97.18	-	94.81	100.24	-	101.05
May	91.57	-	101.56	96.99	-	92.89	93.66	-	89.51	97.10	-	82.99	97.22	-	96.51	100.62	-	105.58
June	88.14	-	98.87	95.45	-	91.24	92.68	-	84.01	97.10	-	83.45	97.42	-	99.32	100.95	-	107.06
July	88.28	-	99.18	95.03	-	90.93	100.96	-	75.99	95.84	-	85.66	97.75	-	94.95
August	94.38	-	106.07	93.34	-	87.81	92.89	-	76.73	95.64	-	89.31	98.36	-	94.73
September	93.55	-	105.30	90.11	-	79.25	94.15	-	69.27	96.92	-	87.70	98.52	-	97.31
October	95.50	-	107.62	91.74	-	80.33	94.29	-	72.79	96.41	-	93.82	98.82	-	99.60
November	91.71	-	103.60	92.00	-	86.42	93.41	-	77.18	96.33	-	95.78	98.85	-	105.30
December	98.48	0.00	90.79	91.79	0.05	87.39	95.12	0.00	73.55	96.89	0.00	93.88	99.15	0.00	106.63

* Defeasance occurred on July 23, 2002.

The Supplemental Redemption Amount per Security for this period would have been $0.09 and the aggregate value of the coupon payments would have been $0.05. The total return on your investment per Security for this five and one-half year period would have been equal to 1.44% of the principal amount.

May 2007	Page 24

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

	2001			2002			2003			2004			2005			2006

Five and One-Half Year Period Beginning January 1, 2000	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price

January	98.00	-	101.06	88.06	-	96.38	91.94	-	78.89	94.47	-	105.81	95.66	-	113.96	98.89	-	125.98
February	93.79	-	98.00	88.87	-	96.82	93.13	-	77.30	95.14	-	107.77	95.49	-	116.36	99.21	-	126.10
March	93.79	-	94.26	89.14	-	101.59	93.33	-	77.65	95.64	-	107.12	95.56	-	114.86	99.59	-	128.50
April	93.46	-	100.03	89.72	-	99.31	93.76	-	84.14	94.00	-	104.43	96.13	-	111.30	99.98	-	129.85
May	94.58	-	102.31	89.88	-	98.60	95.15	-	91.41	93.83	-	106.31	96.62	-	116.30	100.44	-	126.04
June	92.27	-	100.50	88.77	-	92.54	95.17	-	91.91	93.95	-	109.40	96.93	-	117.92	100.89	-	125.76
July	92.26	-	100.16	88.34	-	83.70	100.89	-	94.35	94.32	-	104.59	96.87	-	123.82
August	89.84	-	96.72	89.71	-	84.51	92.80	-	98.38	95.27	-	104.34	97.45	-	122.51
September	86.01	-	87.29	90.88	-	76.30	94.63	-	96.60	95.30	-	107.18	97.51	-	123.54
October	87.70	-	88.48	91.02	-	80.17	93.72	-	103.34	95.66	-	109.71	97.72	-	120.39
November	87.99	-	95.19	89.93	-	85.01	93.47	-	105.49	95.27	-	115.99	98.11	-	125.60
December	87.71	0.06	96.25	92.23	0.00	81.02	94.21	0.00	103.40	95.55	0.00	117.45	98.51	0.00	121.01

* Defeasance occurred on September 19, 2002.

The Supplemental Redemption Amount per Security for this period would have been $0.09 and the aggregate value of the coupon payments would have been $0.06. The total return on your investment per Security for this five and one-half year period would have been equal to 1.44% of the principal amount.

May 2007	Page 25

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

	2001			2002			2003			2004			2005			2006

Five and One-Half Year Period Beginning January 1, 2001	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price	Reference Index Level	Coupon Payment	Equity Component Price

January				104.82	-	108.93	90.30	-	89.17	95.96	-	119.58	96.07	-	128.79	98.61	-	142.38	102.62	-	151.80
February				105.18	-	109.42	91.17	-	87.37	96.96	-	121.81	96.04	-	131.51	98.66	-	142.52	102.74	-	151.24
March				111.36	-	114.82	90.91	-	87.76	97.26	-	121.07	95.53	-	129.82	99.03	-	145.24	102.96	-	152.43
April				108.10	-	112.24	91.90	-	95.10	94.80	-	118.03	95.27	-	125.79	99.36	-	146.75	103.87	-	158.93
May				106.93	-	111.43	94.26	-	103.32	104.07	-	120.15	96.33	-	131.44	98.93	-	142.45
June				98.96	-	104.59	94.06	-	103.88	95.27	-	123.64	96.68	-	133.27	99.03	-	142.13
July				90.50	-	94.60	91.92	-	106.63	94.52	-	118.21	97.04	-	139.94	99.06	-	140.05
August				91.06	-	95.52	92.12	-	111.19	95.11	-	117.93	97.34	-	138.46	99.81	-	144.04
September				89.82	-	86.24	93.86	-	109.17	95.30	-	121.14	97.15	-	139.63	100.42	-	147.67
October				90.08	-	90.61	93.76	-	116.80	95.86	-	123.99	96.55	-	136.06	101.07	-	153.03
November	103.60	-	107.59	89.89	-	96.08	93.78	-	119.23	96.01	-	131.09	97.46	-	141.95	101.66	-	156.81
December	104.82	0.22	108.79	91.23	0.00	91.57	95.29	0.00	116.87	96.87	0.00	132.75	97.80	0.00	136.77	101.94	0.00	148.34

The Supplemental Redemption Amount per Security for this period would have been $0.39 and the aggregate value of the coupon payments would have been $0.22. The total return on your investment per Security for this five and one-half year period would have been equal to 6.1% of the principal amount.

May 2007	Page 26

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

Morgan Stanley Equally-Weighted S&P 500 Fund

The Fund, which is an affiliate of ours, generally invests in each common stock included in the S&P 500 Index in approximately equal proportions. The Investment Adviser is also an affiliate of ours. Subject to the supervision of the Board of Directors of the Fund, the Investment Adviser is responsible for managing the day-to-day operations and investment decisions of the Fund. The Fund may impose restrictions on purchases of its shares and fees regarding purchases and sales of its shares. The actions and judgments of the Fund and the Investment Adviser may affect the value of the Fund and, consequently, could adversely affect the net asset value of the Class D shares of the Fund and, accordingly, the value of the Securities.

We have derived all information contained herein and in the accompanying preliminary pricing supplement regarding the Fund from the attached prospectus for the Fund. Such information reflects the policies of, and is subject to change by the Fund. Neither the Fund nor the Investment Adviser will have any obligation under the Securities. The prospectus for the Fund is not incorporated by reference herein nor incorporated by reference in the accompanying preliminary pricing supplement.

As a prospective purchaser of a Security, you should undertake an independent investigation of the Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

The Securities have not been passed on by the Fund or the Investment Adviser as to their legality or suitability. The Securities are not issued, endorsed, sold or promoted by the Fund or the Investment Adviser. The Fund and the Investment Adviser make no warranties and bear no liability with respect to the Securities.

Historical Information on the Morgan Stanley Equally-Weighted S&P 500 Fund

The following table presents the published high, low and end-of-quarter Fund Closing Values for each quarter in the period from January 1, 2002 through May 3, 2007. The Fund Closing Value on May 3, 2007 was 45.71. The Issuer obtained the Fund Closing Values below from Bloomberg Financial Markets, without independent verification. You should not take the historical Fund Closing Values as an indication of future performance.

	High	Low	Distributions
2002
First Quarter	32.80	29.77	-
Second Quarter	32.62	29.11	-
Third Quarter	29.30	23.82	-
Fourth Quarter	27.23	22.65	0.1516
2003
First Quarter	27.25	23.49	-
Second Quarter	30.58	25.10	-
Third Quarter	32.31	29.44	-
Fourth Quarter	34.20	31.56	2.2656
2004
First Quarter	35.04	32.99	-
Second Quarter	35.08	32.52	-
Third Quarter	34.59	32.08	-
Fourth Quarter	38.01	33.87	0.894759
2005
First Quarter	38.08	35.80	-
Second Quarter	38.35	35.22	-
Third Quarter	39.96	37.90	-
Fourth Quarter	41.22	37.40	1.7863
2006
First Quarter	41.43	39.34	-
Second Quarter	42.22	38.62	-
Third Quarter	42.00	38.56	-
Fourth Quarter	45.18	41.72	2.733267
2007
First Quarter	44.28	41.64	-
Second Quarter (through May 3, 2007)	45.71	43.38	-

May 2007	Page 27

Morgan Stanley Equally-Weighted S&P 500 Fund
Protected Fund-Linked Securities
Based on the Performance of the 2007-1 Fund Dynamic Reference Index

The following graph shows the daily Fund Closing Values from January 2, 2002 through May 3, 2007. The Issuer obtained the information in the graph from Bloomberg Financial Markets, without independent verification. You should not take the historical Fund Closing Values as an indication of future performance.

May 2007	Page 28